SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                               December 26, 2007
               ------------------------------------------------
               Date of Report (date of earliest event reported)


                             American TonerServ Corp.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter


         Delaware                 333-120688             33-0686105
---------------------------   -----------------  ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


         420 Aviation Boulevard, Suite 103, Santa Rosa, California 95403
         ---------------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code


                                 (800) 736-3515
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On December 26, 2007, American TonerServ Corp. (the "Company") entered into a Termination of Amended and Restated Management Agreement (the "Termination Agreement") with Azaria Management Group, LLC (formerly named "Optima Technologies, L.L.C.") ("Azaria") and Steven R. Jensen pursuant to which the Company (i) paid certain deferred management fees and a termination fee of $100,000 to Azaria (ii) delivered a $450,000 Convertible Promissory Note (the "Additional Convertible Note") to Azaria; and (iii) entered into a Modification to a $300,000 Convertible Promissory Note (the "Modified Convertible Note") and (iii) accelerated the vesting of an option granted to an employee of the Company. The Termination Agreement terminated the agreement under which Azaria had provided management services to the Company's Optima Technologies subsidiary. The Company will now manage the operations of this subsidiary directly.

     The Additional Convertible Note issued to Azaria provided that the principal would be automatically converted into shares of the Company's Common Stock and Warrants to purchase Common Stock effective on the first to occur of certain events, one of which occurred on December 28, 2007. As a result, on December 28, 2007, the Additional Convertible Note was converted into 1,800,000 shares of common stock and warrants to purchase 1,800,000 shares of common stock at an exercise price of $0.30 per share.

     The Modified Convertible Note now provides that the principal balance of a $300,000 Convertible Promissory Note previously issued to Azaria will now be automatically converted into shares of the Company's common stock at a conversion rate of $0.20 per share on the maturity date, which is April 1, 2009.

     Steven R. Jensen, the CEO and principal of Azaria, also serves as a Director of the Company.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     As a result of the entry into the Termination Agreement with Azaria on December 26, 2007, as described in Item 1.01 of this report, the Amended and Restated Management Agreement between the Company and Azaria dated August 13, 2007 was terminated. The original agreement was entered into on April 1, 2007. The Company negotiated the termination of the agreement in order to take over direct management of the Company's Optima Technologies subsidiary in an effort to increase the profitability of the subsidiary.

     The Amended and Restated Management Agreement with Azaria and Steven R. Jensen provided that Azaria would serve as the manager of the subsidiary for a period of thirty months, with an option for the Subsidiary to extend the agreement for an additional eighteen months. The Amended and Restated Management Agreement provided for an annual management fee of $455,811 to be paid to Azaria.

     Steven R. Jensen, the CEO and principal of Azaria, also serves as a Director of the Company.


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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

     In connection with the Termination of Amended and Restated Management Agreement between the Company and Azaria described in Item 1.02 of this report, on December 28, 2007, the Company issued 1,800,000 shares of common stock and warrants to purchase 1,800,000 shares of common stock at an exercise price of $0.30 per share to Azaria upon the conversion of the Convertible Promissory Note in the principal amount of $450,000 issued to Azaria on December 26, 2007. The issuance of the Convertible Promissory Note and the shares of common stock and warrants to Azaria were made in reliance on the exemption from registration under the Securities Act of 1933, as amended (the "Act") as provided in Section 4(2) of the Act. The number of persons was limited and Azaria is an "accredited investor" as defined in Regulation D under the Securities Act. Azaria was given access to complete information concerning the Company and was advised of the restricted status of the securities, and represented to the Company that it is acquiring the common stock for investment purposes and not with a view toward distribution. A customary restrictive legend will be placed on the certificates(s) for the securities and stop transfer instructions will be given to the Company's transfer agent. As noted elsewhere in this report, Steven R. Jensen, the CEO and principal of Azaria, also serves as a Director of the Company.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   AMERICAN TONERSERV CORP.



Dated: January 2, 2008             By:/s/ Daniel J. Brinker
                                      Daniel J. Brinker
                                      President



















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